UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2013

__________

SED INTERNATIONAL HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Georgia	001-35094	22-2715444
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

3505 Newpoint Place, Suite 450
Lawrenceville, Georgia	30043
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (770) 243-1200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 13, 2013, the Company terminated Stephen M. Dexter’s Consulting Agreement under which he was acting as the Company’s Interim Chief Financial Officer, effective immediately.

On November 17, 2013, Jim Illson was appointed to the Board of Directors of the Company. The Board has determined Mr. Illson to be an independent director. Mr. Illson was not selected as a director pursuant to any arrangement or understanding with any other person, and he has no reportable transactions under Item 404(a) of Regulation S-K. The Company has entered into an indemnification agreement with Mr. Illson, on the same form as with other directors, providing for indemnification to the fullest extent permitted by law. A form of the director indemnification agreement has been filed as an exhibit to the Company’s Form 8-K filed on October 28, 2013. Mr. Illson will receive standard board compensation, as set forth in the Company’s Form 8-K filed on October 28, 2013.

Item 8.01.	Other Events.

The Company’s Board of Directors has determined to postpone to an indefinite date the Company’s 2013 annual meeting of shareholders currently scheduled to be held on December 11, 2013, and to withdraw the record date of October 29, 2013 currently established for such meeting. The Company’s Board currently intends to reschedule the 2013 annual meeting after the Company has had additional time to stabilize and turn-around the Company’s business and operations and resolve its SEC financial reporting issues.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SED International Holdings, Inc.

By:	/s/ Hesham M. Gad
Hesham M. Gad
Executive Chairman of the Board

Date: November 19, 2013